Registration Nos. 333-177865

333-173753

333-166322

333-124448

333-51173

333-87260

033-64071

333-133716

333-103736

333-95925

033-64075

033-58865

333-95909

333-115350

333-144994

333-103734

333-95919

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-177865

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-173753

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166322

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124448

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-51173

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-87260

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-64071

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-133716

Post-Effective Amendment No 1. to Form S-8 Registration Statement No. 333-103736

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-95925

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-64075

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-58865

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-95909

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-115350

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-144994

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-103734

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-95919

UNDER

THE SECURITIES ACT OF 1933

Beam Suntory Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3295276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 Lake Cook Road Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

BEAM INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

FORTUNE BRANDS, INC. 2011 LONG TERM INCENTIVE PLAN

FORTUNE BRANDS, INC. 2010 NON-EMPLOYEE DIRECTOR STOCK PLAN

FORTUNE BRANDS, INC. 2005 NON-EMPLOYEE DIRECTOR STOCK PLAN

FORTUNE BRANDS, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

FORTUNE BRANDS, INC. 2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

DEFINED CONTRIBUTION PLAN OF AMERICAN BRANDS, INC.

FORTUNE BRANDS HOURLY EMPLOYEE RETIREMENT SAVINGS PLAN

MASTERBRAND INDUSTRIES, INC. HOURLY EMPLOYEE SAVINGS PLAN

AMERICAN BRANDS, INC. 1990 LONG-TERM INCENTIVE PLAN

FORTUNE BRANDS, INC. 1999 LONG-TERM INCENTIVE PLAN

FORTUNE BRANDS, INC. 2003 LONG-TERM INCENTIVE PLAN

FORTUNE BRANDS, INC. 2007 LONG-TERM INCENTIVE PLAN

FORTUNE BRANDS RETIREMENT SAVINGS PLAN

(Full Title of the Plans)

KENTON R. ROSE, Esq.

SENIOR VICE PRESIDENT, GENERAL COUNSEL, CHIEF ADMINISTRATIVE OFFICER AND SECRETARY

Beam Suntory Inc.

510 Lake Cook Road

Deerfield, Illinois 60015

(847) 948-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-177865 registering 1,000,000 shares of common stock, $3.125 par value per share (“Common Stock”), of Beam Inc. (a Delaware corporation, n/k/a Beam Suntory Inc., the “Registrant”), reserved for issuance under the Beam Inc. 2012 Employee Stock Purchase Plan.

•	Registration Statement No. 333-173753 registering 5,000,000 shares of common stock, $3.125 par value per share of Fortune Brands, Inc. (a Delaware corporation, n/k/a Beam Suntory Inc., “Fortune”), reserved for issuance under the Fortune Brands, Inc. 2011 Long Term Incentive Plan.

•	Registration Statement No. 333-166322 registering 300,000 shares of common stock, $3.125 par value per share of Fortune, reserved for issuance under the Fortune Brands, Inc. 2010 Non-Employee Director Stock Plan.

•	Registration Statement No. 333-124448 registering 150,000 shares of common stock, $3.125 par value per share of Fortune, reserved for issuance under the Fortune Brands, Inc. 2005 Non-Employee Director Stock Plan.

•	Registration Statement No. 333-51173 registering 125,000 shares of common stock, $3.125 par value per share of Fortune, reserved for issuance under the Fortune Brands, Inc. Non-Employee Director Stock Option Plan.

•	Registration Statement No. 333-87260, registering 200,000 shares of common stock, par value $3.125 par value per share and preferred share purchase rights of Fortune, reserved for issuance under the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan.

•	Registration Statement No. 033-64071, registering 1,300,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of American Brands, Inc. (a Delaware corporation, n/k/a Beam Suntory Inc., “American Brands”), reserved for issuance under the Defined Contribution Plan of American Brands, Inc.

•	Registration Statement No. 333-133716, registering 600,000 shares of common stock, $3.125 par value per share of Fortune, reserved for issuance under the Fortune Brands Hourly Employee Retirement Savings Plan.

•	Registration Statement No. 333-103736, registering 250,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of Fortune, reserved for issuance under the Fortune Brands Hourly Employee Retirement Savings Plan.

•	Registration Statement No. 333-95925, registering 15,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of Fortune, reserved for issuance under the Fortune Brands Hourly Employee Retirement Savings Plan.

•	Registration Statement No. 033-64075, registering 15,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of American Brands, reserved for issuance under the MasterBrand Industries, Inc. Hourly Employee Savings Plan.

•	Registration Statement No. 033-58865, registering 12,000,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of American Brands, reserved for issuance under the American Brands, Inc. 1990 Long-Term Incentive Plan.

•	Registration Statement No. 333-95909, registering 12,000,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of Fortune, reserved for issuance under the Fortune Brands, Inc. 1999 Long-Term Incentive Plan.

•	Registration Statement No. 333-115350, registering 12,000,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of Fortune, reserved for issuance under the Fortune Brands, Inc. 2003 Long-Term Incentive Plan.

•	Registration Statement No. 333-144994, registering 13,000,000 shares of common stock, $3.125 par value per share of Fortune, reserved for issuance under the Fortune Brands, Inc. 2007 Long-Term Incentive Plan.

•	Registration Statement No. 333-103734, registering 5,000,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of Fortune, reserved for issuance under the Fortune Brands Retirement Savings Plan.

•	Registration Statement No. 333-95919, registering 1,300,000 shares of common stock, $3.125 par value per share and preferred share purchase rights of Fortune, reserved for issuance under the Fortune Brands Retirement Savings Plan.

On April 30, 2014, pursuant to that certain Agreement and Plan of Merger, dated as of January 12, 2014 (as amended as of March 11, 2014, the “Merger Agreement”), by and among the Registrant, Suntory Holdings Limited, a Japanese corporation (“Parent”), and SUS Merger Sub Limited, a Delaware corporation and wholly owned subsidiary of Parent, the Registrant became a wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Registrant that had been registered for issuance but remain unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, Illinois, on this 30th day of April, 2014. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

BEAM SUNTORY INC.

By:	/s/ Kenton R. Rose
Kenton R. Rose
Authorized Signatory